Exhibit 1

Transactions in the Shares of the Issuer Since the Date of the Schedule 13D

Nature of Transaction	Amount of Securities Purchased/(Sold)	Price per Share ($)	Date of Purchase/Sale

ENGINE CAPITAL, L.P.

Purchase of Common Stock	2,599	22.3085	02/27/2025
Purchase of Common Stock	62,653	22.3085	02/27/2025
Purchase of Common Stock	21,271	21.4304	02/28/2025
Purchase of Common Stock	16,622	21.4746	03/03/2025
Purchase of Common Stock	46,729	21.6594	03/04/2025
Purchase of Common Stock	1,337	21.1992	03/05/2025
Purchase of Common Stock	21,259	21.1992	03/05/2025
Purchase of Common Stock	12,502	21.1824	03/06/2025

ENGINE JET CAPITAL, L.P.

Purchase of Common Stock	6,302	22.3085	02/27/2025
Purchase of Common Stock	2,140	21.4304	02/28/2025
Purchase of Common Stock	1,672	21.4746	03/03/2025
Purchase of Common Stock	4,700	21.6594	03/04/2025
Purchase of Common Stock	2,136	21.1992	03/05/2025
Purchase of Common Stock	1,256	21.1824	03/06/2025

ENGINE LIFT CAPITAL, LP

Purchase of Common Stock	6,432	22.3085	02/27/2025
Purchase of Common Stock	2,184	21.4304	02/28/2025
Purchase of Common Stock	1,706	21.4746	03/03/2025
Purchase of Common Stock	4,797	21.6594	03/04/2025
Purchase of Common Stock	2,180	21.1992	03/05/2025
Purchase of Common Stock	1,282	21.1824	03/06/2025